Exhibit 3.3


                            CERTIFICATE OF INCORPORATION

                                         OF

                             PP&L CAPITAL FUNDING, INC.


                       THE undersigned, for the purpose of forming a
             corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                        1. The name of the corporation is PP&L Capital Funding, Inc. (the "Corporation").

                        2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

                        3. The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                        4. The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, all of which are to be of $.01 par value per share and of one class, which class is hereby designated as Common Stock.

                        5.  The name and mailing address of the sole
             Incorporator of the Corporation are Susan Fields, c/o Reid & Priest LLP, 40 West 57th Street, New York, New York 10019.

                        6.  The following provisions relate to the
             management of the business and the conduct of the affairs of the Corporation and are not inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                            (A)  The election of officers may be con-
             ducted in any manner the By-Laws provide, and need not be by written ballot.

                            (B)  The Board of Directors shall have the
             power to make, alter, amend or repeal the By-laws of the Corporation, except to the extent that the By-Laws other-wise provide.

                        7. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
             Section 174 of the Delaware General Corporation Law; or
             (iv) for any transaction from which the director derived an improper personal benefit.

                        8. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.



                       IN WITNESS WHEREOF, the undersigned, being the
             sole Incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorpo-ration this 11th day of September, 1997.



                                          /s/ Susan Fields
                                         -------------------------
                                         Susan Fields
                                         Incorporator